Exhibit 99.1
Alphabet Announces First Quarter 2025 Results
MOUNTAIN VIEW, Calif. – April 24, 2025 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2025.
•Consolidated Alphabet revenues in Q1 2025 increased 12%, or 14% in constant currency, year over year to $90.2 billion reflecting robust momentum across the business, with Google Search & other, YouTube ads, Google subscriptions, platforms, and devices, and Google Cloud each delivering double-digit growth rates.
•Google Services revenues increased 10% to $77.3 billion, reflecting strong performance across Google Search & other, Google subscriptions, platforms, and devices, and YouTube ads.
•Google Cloud revenues increased 28% to $12.3 billion, led by growth in Google Cloud Platform (GCP) across core GCP products, AI Infrastructure, and Generative AI Solutions.
•Total operating income increased 20% and operating margin expanded by 2 percentage points to 34%.
•Net income increased 46% and EPS increased 49% to $2.81.
•The company announced a 5% increase to the dividend, resulting in a quarterly cash dividend of $0.21.

Sundar Pichai, CEO, said: “We’re pleased with our strong Q1 results, which reflect healthy growth and momentum across the business. Underpinning this growth is our unique full stack approach to AI. This quarter was super exciting as we rolled out Gemini 2.5, our most intelligent AI model, which is achieving breakthroughs in performance and is an extraordinary foundation for our future innovation. Search saw continued strong growth, boosted by the engagement we’re seeing with features like AI Overviews, which now has 1.5 billion users per month. Driven by YouTube and Google One, we surpassed 270 million paid subscriptions. And Cloud grew rapidly with significant demand for our solutions.”

Q1 2025 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended March 31, 2024 and 2025 (in millions, except for per share information and percentages).

	Quarter Ended March 31,
	2024	2025
Revenues	$80,539	$90,234
Change in revenues year over year	15%	12%
Change in constant currency revenues year over year(1)	16%	14%

Operating income	$25,472	$30,606
Operating margin	32%	34%

Other income (expense), net	$2,843	$11,183

Net income	$23,662	$34,540
Diluted EPS	$1.89	$2.81
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Exhibit 99.1
Q1 2025 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended March 31,
	2024	2025
Google Search & other	$46,156	$50,702
YouTube ads	8,090	8,927
Google Network	7,413	7,256
Google advertising	61,659	66,885
Google subscriptions, platforms, and devices	8,739	10,379
Google Services total	70,398	77,264
Google Cloud	9,574	12,260
Other Bets	495	450
Hedging gains (losses)	72	260
Total revenues	$80,539	$90,234

Total TAC	$12,946	$13,748

Number of employees	180,895	185,719
Segment Operating Results

	Quarter Ended March 31,
	2024	2025
Operating income (loss):
Google Services	$27,897	$32,682
Google Cloud	900	$2,177
Other Bets	(1,020)	$(1,226)
Alphabet-level activities(1)	(2,305)	$(3,027)
Total income from operations	$25,472	$30,606
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $72 million and $260 million for the three months ended March 31, 2024 and 2025, respectively. Alphabet-level activities include all of the charges related to employee severance and office space charges.
Additional Information Relating to the Quarter Ended March 31, 2025 (unaudited)
Dividend Program
Dividend payments to stockholders of Class A, Class B, and Class C shares were $1.2 billion, $171 million, and $1.1 billion, respectively, totaling $2.4 billion for the three months ended March 31, 2025.
Alphabet’s Board of Directors declared a quarterly cash dividend of $0.21 representing a 5% increase from the previous quarterly dividend of $0.20. The dividend is payable on June 16, 2025 to stockholders of record for each of the company’s Class A, Class B, and Class C shares as of June 9, 2025.
Stock Repurchases
On April 23, 2025, Alphabet’s Board of Directors authorized the company to repurchase up to an additional $70.0 billion of its Class A and Class C shares in a manner deemed in the best interest of the company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A and Class C shares. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.
Net Gain on Equity Securities
OI&E of $11.2 billion for the three months ended March 31, 2025 included an $8.0 billion unrealized gain on our non-marketable equity securities related to our investment in a private company.

Webcast and Conference Call Information
A live audio webcast of our first quarter 2025 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=SySgINoaI9A. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of April 24, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow”and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2024	As of March 31, 2025
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,466	$23,264
Marketable securities	72,191	72,064
Total cash, cash equivalents, and marketable securities	95,657	95,328
Accounts receivable, net	52,340	51,000
Other current assets	15,714	15,724
Total current assets	163,711	162,052
Non-marketable securities	37,982	51,029
Deferred income taxes	17,180	18,386
Property and equipment, net	171,036	185,062
Operating lease assets	13,588	13,722
Goodwill	31,885	32,173
Other non-current assets	14,874	12,950
Total assets	$450,256	$475,374
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,987	$8,497
Accrued compensation and benefits	15,069	9,984
Accrued expenses and other current liabilities	51,228	58,300
Accrued revenue share	9,802	9,965
Deferred revenue	5,036	4,908
Total current liabilities	89,122	91,654
Long-term debt	10,883	10,886
Income taxes payable, non-current	8,782	9,773
Operating lease liabilities	11,691	11,678
Other long-term liabilities	4,694	6,116
Total liabilities	125,172	130,107
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $$0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,211 (Class A 5,835, Class B 861, Class C 5,515) and 12,155 (Class A 5,825, Class B 856, Class C 5,474) shares issued and outstanding	84,800	86,725
Accumulated other comprehensive income (loss)	(4,800)	(4,086)
Retained earnings	245,084	262,628
Total stockholders’ equity	325,084	345,267
Total liabilities and stockholders’ equity	$450,256	$475,374

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended March 31,
	2024	2025
Revenues	$80,539	$90,234
Costs and expenses:
Cost of revenues	33,712	36,361
Research and development	11,903	13,556
Sales and marketing	6,426	6,172
General and administrative	3,026	3,539
Total costs and expenses	55,067	59,628
Income from operations	25,472	30,606
Other income (expense), net	2,843	11,183
Income before income taxes	28,315	41,789
Provision for income taxes	4,653	7,249
Net income	$23,662	$34,540

Basic net income per share	$1.91	$2.84
Diluted net income per share	$1.89	$2.81
Number of shares used in basic earnings per share calculation	12,415	12,183
Number of shares used in diluted earnings per share calculation	12,527	12,291

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended March 31,
	2024	2025
Operating activities
Net income	$23,662	$34,540
Adjustments:
Depreciation of property and equipment	3,413	4,487
Stock-based compensation expense	5,264	5,516
Deferred income taxes	419	(1,152)
Loss (gain) on debt and equity securities, net	(1,781)	(9,960)
Other	334	481
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	3,167	1,638
Income taxes, net	3,011	7,197
Other assets	(1,000)	(1,288)
Accounts payable	(2,124)	(880)
Accrued expenses and other liabilities	(5,054)	(5,045)
Accrued revenue share	(322)	116
Deferred revenue	(141)	500
Net cash provided by operating activities	28,848	36,150
Investing activities
Purchases of property and equipment	(12,012)	(17,197)
Purchases of marketable securities	(20,684)	(18,453)
Maturities and sales of marketable securities	24,985	20,345
Purchases of non-marketable securities	(1,206)	(958)
Maturities and sales of non-marketable securities	313	259
Acquisitions, net of cash acquired, and purchases of intangible assets	(61)	(340)
Other investing activities	101	150
Net cash used in investing activities	(8,564)	(16,194)
Financing activities
Net payments related to stock-based award activities	(2,929)	(3,110)
Repurchases of stock	(15,696)	(15,068)
Dividend payments	0	(2,434)
Proceeds from issuance of debt, net of costs	1,982	4,532
Repayments of debt	(3,079)	(4,521)
Proceeds from sale of interest in consolidated entities, net	8	400
Net cash used in financing activities	(19,714)	(20,201)
Effect of exchange rate changes on cash and cash equivalents	(125)	43
Net increase (decrease) in cash and cash equivalents	445	(202)
Cash and cash equivalents at beginning of period	24,048	23,466
Cash and cash equivalents at end of period	$24,493	$23,264

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended March 31,
	2024	2025
Revenues:
Google Services	$70,398	$77,264
Google Cloud	9,574	12,260
Other Bets	495	450
Hedging gains (losses)	72	260
Total revenues	$80,539	$90,234
Operating income (loss):
Google Services	$27,897	$32,682
Google Cloud	900	2,177
Other Bets	(1,020)	(1,226)
Alphabet-level activities	(2,305)	(3,027)
Total income from operations	$25,472	$30,606
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include certain AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions are also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended March 31,
	2024	2025
Interest income	$1,061	$1,001
Interest expense	(94)	(34)
Foreign currency exchange gain (loss), net	(238)	(106)
Gain (loss) on debt securities, net	(462)	202
Gain (loss) on equity securities, net(1)	2,243	9,758
Performance fees	104	(40)
Income (loss) and impairment from equity method investments, net	(26)	(22)
Other	255	424
Other income (expense), net	$2,843	$11,183
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q1 2025, the net effect of the gain on equity securities of $9.8 billion and the performance fees related to certain investments of $40 million increased the provision for income tax, net income, and diluted net income per share by $2.0 billion, $7.7 billion, and $0.62, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow for the current quarter and trailing twelve months (“TTM”) because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

	Quarter Ended				TTM
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q1 2025
Net cash provided by operating activities	$26,640	$30,698	$39,113	$36,150	$132,601
Less: purchases of property and equipment	(13,186)	(13,061)	(14,276)	(17,197)	(57,720)
Free cash flow	$13,454	$17,637	$24,837	$18,953	$74,881
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
TTM free cash flow: We define trailing twelve months free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended March 31, 2024 to the Quarter Ended March 31, 2025

			Quarter Ended March 31, 2025
					% Change from Prior Period
	Quarter Ended March 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2024	2025
United States	$38,737	$43,964	$0	$43,964	13%		0%	13%
EMEA	23,788	25,923	(724)	26,647	9%		(3)%	12%
APAC	13,289	14,854	(381)	15,235	12%		(3)%	15%
Other Americas	4,653	5,233	(500)	5,733	12%		(11)%	23%
Revenues, excluding hedging effect	80,467	89,974	(1,605)	91,579	12%		(2)%	14%
Hedging gains (losses)	72	260
Total revenues(1)	$80,539	$90,234		$91,579	12%	0%	(2)%	14%
(1)Total constant currency revenues of $91.6 billion for the quarter ended March 31, 2025 increased $11.1 billion compared to $80.5 billion in revenues, excluding hedging effect for the quarter ended March 31, 2024.
Comparison from the Quarter Ended December 31, 2024 to the Quarter Ended March 31, 2025

			Quarter Ended March 31, 2025
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	December 31, 2024	March 31, 2025
United States	$47,375	$43,964	$0	$43,964	(7)%		0%	(7)%
EMEA	28,184	25,923	(631)	26,554	(8)%		(2)%	(6)%
APAC	15,156	14,854	(246)	15,100	(2)%		(2)%	0%
Other Americas	5,734	5,233	(144)	5,377	(9)%		(3)%	(6)%
Revenues, excluding hedging effect	96,449	89,974	(1,021)	90,995	(7)%		(1)%	(6)%
Hedging gains (losses)	20	260
Total revenues(1)	$96,469	$90,234		$90,995	(6)%	1%	(1)%	(6)%
(1)Total constant currency revenues of $91.0 billion for the quarter ended March 31, 2025 decreased $5.4 billion compared to $96.4 billion in revenues, excluding hedging effect for the quarter ended December 31, 2024.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended March 31, 2023 to the Quarter Ended March 31, 2024

			Quarter Ended March 31, 2024
	Quarter Ended March 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
Revenues excluding hedging effect	$69,703	$80,467	$(387)	$80,854	15%		(1)%	16%
Hedging gains (losses)	$84	$72
Total revenues	$69,787	$80,539		$80,854	15%	0%	(1)%	16%